UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2004

MILLENNIUM CHEMICALS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-12091	22-3436215
(Commission File Number)	(I.R.S. Employer Identification No.)

20 Wight Avenue, Suite 100 Hunt Valley, Maryland	21030
(Address of principal executive offices)	(Zip Code)

(410) 229-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The descriptions set forth below under each Item are qualified in their entirety by the full text of the respective documents to which they refer, which documents are filed herewith or incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement

Equistar Partnership Agreement

On November 30, 2004, in conjunction with the closing of the business combination between Millennium Chemicals Inc. (“Millennium”) and Lyondell Chemical Company (“Lyondell”), as discussed below in Item 5.01, Millennium and Lyondell executed the Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP (“Equistar”). Millennium still owns its 29.5% interest in Equistar, and other subsidiaries of Lyondell still own 70.5% interest in Equistar. The Amended and Restated Limited Partnership Agreement provides that (i) a subsidiary of Millennium will be the managing general partner and the sole general partner of Equistar, (ii) at any time, a subsidiary of Lyondell may elect to become a general partner and the managing general partner of Equistar, (iii) residual administrative responsibilities will be directed by the managing general partner and (iv) the chief executive officer of Equistar will be appointed to serve until December 31, 2010.

The Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP is filed with this Current Report on Form 8-K as Exhibit 10.22.

Supplemental Indenture

Pursuant to the Agreement and Plan of Merger (“Merger Agreement”) dated March 28, 2004 among Lyondell, Millennium and Millennium Subsidiary LLC, a wholly owned subsidiary of Millennium, on November 30, 2004, Millennium executed and delivered a supplemental indenture (the “Supplemental Indenture”) to the Indenture governing Millennium’s 4% Convertible Senior Debentures (the “4% Convertible Debentures Indenture”) among Millennium, as issuer, Millennium America Inc., as guarantor, an indirect wholly owned subsidiary of Millennium, and The Bank of New York, as trustee. Under the Supplemental Indenture, Lyondell acknowledges that the Conversion Rate (as defined in the 4% Convertible Debentures Indenture) is 69.6890 shares of Lyondell common stock, as of December 1, 2004 (the number of shares of Lyondell common stock each holder of $1,000 principal amount of Millennium’s 4% Convertible Senior Debentures due 2023 (the “Convertible Debentures”) would have had the right to receive if such Convertible Debenture had been converted into Millennium common stock immediately prior to the business combination).

The Convertible Debentures are convertible only under specified circumstances, including circumstances related to the market price of Lyondell common stock and the market price and credit ratings of the Convertible Debentures. As a result of Millennium stock prices during the last 30 trading days of the third quarter of 2004, the Convertible Debentures are convertible during the fourth quarter of 2004. The conversion price of the Convertible Debentures will be reduced after the closing of the business combination each time Lyondell pays a dividend on Lyondell common stock, under a formula in the 4% Convertible Debentures Indenture that reflects the sale price of Lyondell common stock at that time.

The 4% Convertible Debentures Indenture is incorporated by reference into, and the Supplemental Indenture is filed with, this Current Report on Form 8-K as Exhibit 4.3 and Exhibit 4.3(a), respectively.

Certain Arrangements Between the Entities

Millennium, Lyondell, Equistar and their respective affiliates engage in numerous transactions from time to time. Millennium believes that these transactions are on terms substantially no more or less favorable than those that would be agreed upon by third parties on an arm’s-length basis. These transactions include (i) shared services agreements pursuant to which Millennium, Lyondell and Equistar and LYONDELL-CITGO Refining LP (“LCR,” a joint venture of which Lyondell owns 58.75%) provide various administrative and other services to each other; (ii) tax sharing between Millennium and Lyondell relating to the allocation of tax attributes and liabilities and other tax responsibilities; (iii) an operating agreement between an affiliate of Millennium and Equistar regarding Equistar’s operation of a Millennium facility; (iv) loaned employee agreements relating to Lyondell and Equistar employees providing services to Millennium, and Millennium employees providing services to Lyondell and Equistar; and (v) product sales agreements between Millennium, Lyondell, Equistar, LCR and their respective affiliates. For additional information about certain arrangements that exist between Millennium, Lyondell, Equistar and their respective affiliates, see (i) “Material Contracts Between Lyondell and Millennium” in the definitive joint proxy statement/prospectus, which was filed by Lyondell with the Securities and Exchange Commission (the “SEC”) on October 15, 2004, (ii) “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Transactions” in Lyondell’s proxy statement, which was filed with the SEC on March 16, 2004, and (iii) Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2003, which was filed with the SEC on March 12, 2004.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the closing of the business combination between Lyondell and Millennium, Lyondell’s compensation committee took action with respect to Millennium’s various long-term incentive compensation plans or arrangements, effective as of December 1, 2004, such that no new awards will be made pursuant to such plans or arrangements, including but not limited to Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan, Millennium Chemicals Inc. Long Term Incentive Plan, Millennium Chemicals Inc. 2003 Long Term Incentive Plan, Millennium Chemicals Inc. 2004-2006 Long Term Incentive Plan, Millennium Chemicals Inc. Long Term Stock Incentive Plan, Millennium Chemicals Inc. Executive Long Term Incentive Plan, Millennium Chemicals Inc. 2003 Executive Long Term Incentive Plan and Millennium Chemicals Inc. 2004-2006 Executive Long Term Incentive Plan.

See “Certain Arrangements Between the Entities” in Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 5.01 below.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The Indenture governing $475 million principal amount of Millennium’s 9.25% senior notes due 2008 (the “9.25% Senior Notes Indenture”) among Millennium America as Issuer, Millennium as Guarantor, and The Bank of New York, as Trustee gives the holders the right to require Millennium to purchase all or any part of each holder’s 9.25% senior notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, upon a change in control of Millennium. Completion of the business combination between Millennium and Lyondell on November 30, 2004 triggered this obligation. The failure of Millennium to purchase tendered notes would constitute an event of default potentially leading to acceleration of this and other debt.

The 9.25% Senior Notes Indenture is incorporated by reference into this Current Report on Form 8-K as Exhibit 4.2.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 1, 2004, Millennium submitted documents to the New York Stock Exchange (the “NYSE”) requesting that Millennium’s common stock, which previously traded under the symbol “MCH,” be delisted from the NYSE, effective December 1, 2004, in connection with the acquisition of Millennium by Lyondell in a stock-for-stock business combination. Millennium became a wholly owned subsidiary of Lyondell as of the November 30, 2004 closing of the business combination between Millennium and Lyondell.

Item 3.03 Material Modification to Rights of Security Holders

See “Supplemental Indenture” in Item 1.01 above.

Item 5.01 Changes in Control of Registrant

On November 30, 2004, Lyondell acquired Millennium in a stock-for-stock business combination. Pursuant to the Merger Agreement, Millennium Subsidiary LLC, a wholly owned subsidiary of Millennium, merged with and into Millennium, with Millennium as the surviving entity. In the business combination, each share of Millennium common stock was converted into the right to receive 0.95 of a share of Lyondell common stock, and the one share of Millennium preferred stock (valued at approximately $1,000) that was issued to Lyondell immediately before the business combination, was converted into common stock of Millennium. As a result, Millennium became a wholly owned subsidiary of Lyondell and Lyondell beneficially owns and controls 100% of the voting shares of Millennium.

Millennium is the second-largest producer of titanium dioxide in the world, the largest merchant seller of titanium tetrachloride and a producer of silica gel and cadmium-based pigments. Millennium also is the second-largest producer of acetic acid and vinyl acetate monomer in North America, and a leading producer of terpene-based fragrance and flavor chemicals. Millennium has a 29.5% interest in, and Lyondell has a 70.5% interest in, Equistar, one of the largest producers of ethylene, propylene and polyethylene in North America and a leading producer of ethylene oxide, ethylene glycol, high value-added specialty polymers and polymeric powder. Completion of the business combination resulted in Equistar becoming an indirect wholly owned subsidiary of Lyondell.

The number of shares of Lyondell common stock received by the Millennium shareholders in the business combination was based on an exchange ratio. The Merger Agreement provided for an exchange ratio of between 0.95 and 1.05 shares of Lyondell common stock for each share of Millennium common stock, depending on the average of the volume-weighted average sale prices for Lyondell common stock for the 20 trading days ending on the third trading day before the closing of the transaction. Millennium shareholders would have received 0.95 of a share of Lyondell common stock for each share of Millennium common stock if that average price was $20.50 or greater and 1.05 shares of Lyondell common stock if that average price was $16.50 or less. Between these two average prices, the exchange ratio would be proportionately adjusted between 0.95 and 1.05. In the business combination, Millennium shareholders received 0.95 of a share of Lyondell common stock because that average price was $25.05.

Pursuant to the terms of the Merger Agreement, Lyondell agreed to take all necessary action to appoint two current members of Millennium’s Board of Directors as additional members of Lyondell’s Board of Directors to be effective as of the closing of the business combination. Effective as of December 1, 2004, Lyondell’s Board of Directors appointed Worley H. Clark, Jr. and David J.P. Meachin to serve as members of the Lyondell Board of Directors. The Merger Agreement does not obligate Lyondell to cause Messrs. Clark and Meachin to be included on any slate of directors presented to Lyondell’s shareholders for election to the Board at any future meeting of shareholders, and there are no other agreements regarding their election to Lyondell’s Board of Directors.

See “Certain Arrangements Between the Entities” in Item 1.01.

The Merger Agreement is incorporated by reference into this Current Report on Form 8-K as Exhibit 2.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificate of Designations

Pursuant to the terms of the Merger Agreement, on November 30, 2004, Millennium filed with the Secretary of State of the State of Delaware a Certificate of Designations representing one share of Millennium’s Series A preferred stock, par value $0.01, which Millennium delivered to Lyondell in exchange for shares of Lyondell’s common stock. As provided in the Merger Agreement, on November 30, 2004, these shares of Lyondell common stock were automatically transferred back to Lyondell and the share of Millennium preferred stock was automatically converted into shares of Millennium common stock.

The Certificate of Designations is filed with this Current Report on Form 8-K as Exhibit 3.1(b).

Articles of Incorporation

On November 30, 2004, the shareholders of Millennium approved Millennium’s Restated Certificate of Incorporation. The Restated Certificate of Incorporation reflects that as of the November 30, 2004 closing of the business combination between Millennium and Lyondell, Millennium became a wholly owned subsidiary of Lyondell.

The Restated Certificate of Incorporation is filed with this Current Report on Form 8-K as Exhibit 3.1(a).

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Merger dated March 28, 2004 among Lyondell Chemical Company, Millennium Chemicals Inc. and Millennium Subsidiary LLC (filed as Exhibit 2.1 to Millennium’s Current Report on Form 8-K dated as of March 28, 2004 and incorporated herein by reference)

3.1(a)	Restated Certificate of Incorporation of Millennium Chemicals Inc.

3.1(b)	Certificate of Designations of Millennium Chemicals Inc.

4.2	Indenture, dated as of June 18, 2001, among Millennium America Inc., as Issuer, Millennium Chemicals Inc., as Guarantor, and The Bank of New York, as Trustee governing Millennium’s 9.25% senior notes due 2008 (filed as Exhibit 4.1 to the Registration Statement on Form S-4 of Millennium and Millennium America filed on July 23, 2004 and incorporated herein by reference)

4.3	Indenture, dated as of November 25, 2003, among Millennium Chemicals Inc., as Issuer, Millennium America Inc., as Guarantor and the Bank of New York, as Trustee governing Millennium’s 4% Convertible Senior Debentures due 2023 (filed as an Exhibit 4.1 to Millennium’s Current Report on Form 8-K dated as of November 25, 2003 and incorporated herein by reference)

4.3(a)	Supplemental Indenture to the Indenture, dated as of November 25, 2003, among Millennium Chemicals Inc., as Issuer, Millennium America Inc., as Guarantor and the Bank of New York, as Trustee governing Millennium’s 4% Convertible Senior Debentures due 2023

10.22	Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM CHEMICALS INC.

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President, General Counsel & Secretary

Date: December 1, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated March 28, 2004 among Lyondell Chemical Company, Millennium Chemicals Inc. and Millennium Subsidiary LLC (filed as Exhibit 2.1 to Millennium’s Current Report on Form 8-K dated as of March 28, 2004 and incorporated herein by reference)

3.1(a)	Restated Certificate of Incorporation of Millennium Chemicals Inc.

3.1(b)	Certificate of Designations of Millennium Chemicals Inc.

4.2	Indenture, dated as of June 18, 2001, among Millennium America Inc., as Issuer, Millennium Chemicals Inc., as Guarantor, and The Bank of New York, as Trustee governing Millennium’s 9.25% senior notes due 2008 (filed as Exhibit 4.1 to the Registration Statement on Form S-4 of Millennium and Millennium America filed on July 23, 2004 and incorporated herein by reference)

4.3	Indenture, dated as of November 25, 2003, among Millennium Chemicals Inc., as Issuer, Millennium America Inc., as Guarantor and the Bank of New York, as Trustee governing Millennium’s 4% Convertible Senior Debentures due 2023 (filed as an Exhibit 4.1 to Millennium’s Current Report on Form 8-K dated as of November 25, 2003 and incorporated herein by reference)

4.3(a)	Supplemental Indenture to the Indenture, dated as of November 25, 2003, among Millennium Chemicals Inc., as Issuer, Millennium America Inc., as Guarantor and the Bank of New York, as Trustee governing Millennium’s 4% Convertible Senior Debentures due 2023

10.22	Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP